UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mr. M. Chad Crow, the current Chief Executive Officer of Builders FirstSource, Inc., a Delaware corporation (the “Company”), will retire effective April 1, 2021. Following his retirement, Mr. Crow will continue to serve as a consultant to the Company until April 1, 2023, to assist in the transition of the chief executive officer role (the “Consulting Period”).

In connection with his new role, Mr. Crow entered into a Consulting Agreement (the “Consulting Agreement”) with the Company on March 5, 2021 pursuant to which Mr. Crow will provide executive-level advisory consulting services to the Company for two years after the date of his retirement. Under the Consulting Agreement, his outstanding restricted stock unit awards will continue to remain outstanding and vest in accordance with the terms of the original award agreements, subject to Mr. Crow’s continued service to the Company during the Consulting Period. In addition, Mr. Crow agrees that he will not compete with the Company or solicit the Company’s employees or customers during the Consulting Period and for twelve months thereafter. The Consulting Agreement also provides for a general release of claims against the Company by Mr. Crow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: March 11, 2021	By:	/s/ Timothy D. Johnson
	Name:	Timothy D. Johnson
	Title:	Executive Vice President, General Counsel and Corporate Secretary